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                                                                  EXHIBIT 10(XI)


       10(xi) Mid America Bank, fsb Executive Deferred Compensation Plan
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                       MID AMERICA FEDERAL SAVINGS BANK
                     EXECUTIVE DEFERRED COMPENSATION PLAN
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                        MID AMERICA FEDERAL SAVINGS BANK
                      EXECUTIVE DEFERRED COMPENSATION PLAN

I.   PURPOSE

     The purpose of this Mid America Federal Savings Bank Executive Deferred Compensation Plan is to provide a further means whereby MAF Bancorp, Inc. (the "Holding Company"), by and through its wholly-owned subsidiary, Mid America Federal Savings Bank (the "Company") may afford financial security to certain employees who have rendered and continue to render valuable service to MAF Bancorp and the Company. By providing a means whereby Compensation may be deferred into the future, the Plan will aid in attracting and retaining executives of exceptional ability.

     In lieu of providing defined benefits, compensation reductions made pursuant to the Plan will be either credited with interest or earn a return based on the performance of MAF Bancorp, Inc. common stock ("Holding Company Stock"), for the benefit of each Participant. To provide additional financial security, and to protect the purpose of the Plan, miscellaneous death and disability benefits are provided to qualifying Participants.

     This Plan is intended to be an unfunded plan of deferred compensation maintained for the benefit of a select group of management or highly compensated employees as described in Section 201(2) of Employee Retirement Income Security Act of 1974, as amended.

II.  DEFINITIONS AND CERTAIN PROVISIONS

     2.1  "1987 Plan" means the 1987 Executive Deferred Compensation Plan.

     2.2 "1992 Plan" means the 5-year extension of the 1987 Plan otherwise referred to as the 1992 Executive Deferred Compensation Plan.

     2.3 "Agreement" means an agreement executed annually between a Participant and the Company, whereby a Participant agrees to defer a portion of his Compensation for the next calendar year pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

     2.4 "Annual Incentive Plan" means the MAF Bancorp Executive Annual Incentive Plan.

     2.5 "Beneficiary" means the person or persons so designated by a Participant pursuant to Section 4.11.

     2.6  "Board of Directors" means the Board of Directors of MAF Bancorp, Inc.

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     2.7  "Change in Control" means a Change in Control of the Company or the
          Holding Company of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including
          Section 574 of such regulations; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Holding Company's or the Bank's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the shareholders was approved by the Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (e) a tender offer is made for 20% or more of the outstanding securities of the Bank or the Holding Company.

          However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii) or (iii) (a), (c) or (e) above (an "incumbent officer"). In the event a group of individuals acting in

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          concert satisfies the definition of "person" under the Control
          Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred, if at least one individual in the group is an incumbent officer.

     2.8 "Committee" means the Plan Committee appointed to administer the Plan pursuant to Article VI.

     2.9 "Company" means Mid America Federal Savings Bank and its successors or assigns.

     2.10 "Compensation" for any Deferral Year means (i) the base salary paid during a calendar year plus (ii) cash bonuses paid under the Annual
                                 ----
          Incentive Plan and the Long-Term Incentive Plan.

     2.11 "Deferral Year" means any calendar year.

     2.12 "Deferred Benefit Account" means the account(s) maintained on the books of the Company for each Participant pursuant to Article III and shall consist of a Regular Deferral Sub-Account and a Stock Deferral Sub-Account. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

     2.13 "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in
          Article III hereof. The last day of each calendar quarter or the date of a Participant's Termination of Service shall be a Determination Date.

     2.14 "Disability" shall have the same meaning as such term is defined in the Mid America Federal Savings Bank Employees' Profit Sharing Plan.

     2.15 "ESOP" means the Mid America Federal Savings Bank Employee Stock Ownership Plan.

     2.16 "Holding Company Stock" means the common stock of MAF Bancorp, Inc.

     2.17 "Long-Term Incentive Plan" means the MAF Bancorp Shareholder Value Long-Term Incentive Plan.

     2.18 "Moody's" means the average Corporate Bond Yield for the preceding calendar year as determined from the Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto).

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     2.19 "Normal Benefit Date" means the later of (i) age 65 or such earlier age that may qualify as an early retirement age under any tax qualified plan of the Company or (ii) date of Termination of Service of the Participant.

     2.20 "Participant" means an executive of the Company who is designated to be eligible pursuant to Section 3.1 and who enters into an Agreement.

     2.21 "Plan" means the Mid America Federal Savings Bank Executive Deferred Compensation Plan as amended from time to time.

     2.22 "Plan Effective Date" means January 1, 1997.

     2.23 "Profit Sharing Plan" means the Mid America Federal Savings Bank Employees' Profit Sharing Plan.

     2.24 "Regular Deferral Sub-Account" means that portion of the Deferred Benefit Account to which the Participant elects to have deferrals credited and which earns interest in accordance with the provisions of
          Section 3.9.

     2.25 "Retirement Interest Yield" means a rate of interest equal to 130 percent of Moody's.

     2.26 "Stock Deferral Sub-Account" means that portion of the Deferred Benefit Account to which the Participant elects to have deferrals credited and which earns a return based on the performance of the Holding Company Stock and in accordance with the provisions of Section 3.9.

     2.27 "Termination of Service" means the Participant's cessation of his service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death, disability or a change-in-control.

     2.28 "Total Expected Deferral" means with respect to the 1987 Plan or the 1992 Plan: (a) a Participant's expected deferrals pursuant to either the 1987 Plan or the 1992 Plan, as determined and elected at the beginning of such plan, subject to reduction for any subsequent decrease in actual deferral amounts in accordance with the original provisions of such plans, plus (b) the expected Company allocations pursuant to the 1987 Plan and the 1992 Plan. In calculating a Participant's Total Expected Deferral, the Participant's Compensation at the time of his deferral election shall be used.

III. PARTICIPATION AND COMPENSATION REDUCTION

     3.1  Participation.  Participation in the Plan shall be limited to
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          executives of the Company or Holding Company, designated to be eligible by the Committee and

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          who elect to participate in the Plan for a calendar year by filing an
          Agreement with the Company prior to the beginning of the first day of the calendar year. On a Participant's Agreement, executed no later than one year prior to the events described in Sections 4.2, 4.5 and 4.6, an election under Sections 4.5, 4.6 and 4.8 shall be made.

     3.2  Deferral Amounts.
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          (i)   A Participant's Regular Deferral Sub-Account shall initially be credited with the December 31, 1996 balance of his deferred benefit account from the 1987 Plan and the 1992 Plan. Such amounts shall be governed by the terms of this Plan, which shall supersede the 1987 Plan and the 1992 Plan and any and all agreements signed under these plans.

          (ii) In addition, Participants may elect to defer a percentage of their Compensation for any Deferral Year. A Participant may elect to defer 5, 10, 15, 20, or 25 percent of his Base Salary, and may make a similar election with respect to any bonus paid to him under the Annual Incentive Plan and any bonus paid to him under the Long-Term Incentive Plan. The deferral percentage in these three elections is not required to be the same.

     3.3  Source of Deferrals.  The applicable deferral percentage elected for
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          each source of Compensation (Base Salary, Annual Incentive Plan bonus and Long-Term Incentive Plan bonus) shall be deducted from Compensation as earned and otherwise payable.

     3.4  Timing of Deferral Credits.  The amount of Compensation that a
          --------------------------
          Participant elects to defer in the Agreement shall cause an equivalent reduction in his Compensation, and shall be credited to the Participant's Deferred Benefit Account throughout each Plan year as the Participant is paid the non-deferred portion of Compensation for such Plan year.

     3.5  New Participants.  A Participant who first attains such status
          ----------------
          subsequent to January 1, 1997, shall be entitled to participate in the Plan after being named a Participant and after completing an Agreement, and such Participant shall be bound by all terms and conditions of the Plan.

     3.6  Alteration of Compensation Deferral.  Except as provided in Section
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          3.7, a Participant's election to defer Compensation shall be irrevocable.

     3.7  Emergency Benefit:  Waiver of Deferral.  In the event that the
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          Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant as soon as practicable following such determination, or following a determination by the Committee that a payout is necessary to preserve

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          the intended value of the Plan to the Participant, an amount not in excess of the Participant's Deferred Benefit Account, necessary to satisfy the emergency or preserve the intended value of the Plan to the Participant. For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events, such as the purchase of a residence or education expenses for children shall not be considered the result of an unforeseeable financial emergency. In the event of certain circumstances described in this paragraph, and upon the request of the Participant, the Committee may also grant a waiver of the Participant's agreement to defer a stated amount of Compensation for all or part of the remainder of the calendar year covered by the Participant's Agreement.

     3.8  Company Allocation.  The Company shall allocate an amount equal to a
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          certain percentage of the Participant's Compensation reduction, to be added to a Participant's Deferred Benefit Account on the same date the Company would have made a contribution to the Company's Profit Sharing Plan or ESOP on behalf of the Participant. The amount of this Company allocation shall be equal to the percentage which would have been contributed to the Profit Sharing Plan or ESOP with respect to such Compensation reduction, rounded up to the nearest full percentage point. The amount shall be credited to the Participant's Regular Deferral Sub-Account.

     3.9  Determination of Deferred Benefit Account.
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          (a)  A Participant shall annually make an election as to whether deferrals made pursuant to Section 3.2(ii) shall be invested in the Regular Deferral Sub-Account or the Stock Deferral Sub-Account. A Participant may elect to have a portion of his deferrals invested in each sub-account, in no less than 5 percentage point increments. The Deferred Benefit Account shall be comprised of the combination of the Regular Deferral Sub-Account and the Stock Deferral Sub-Account.

          (b) The Retirement Interest Yield or Moody's, whichever is appropriate under the terms of this Plan, shall be credited on the average daily balance of the Regular Deferral Sub-Account.

          (c) Amounts invested in the Stock Deferral Sub-Account shall be invested in Holding Company Stock on or near the last trading day of the month in which such deferrals are made based on the average of the closing bid and offer prices of the Holding Company Stock on such date if such shares are purchased from the Company, or based on the best price available, if such shares are purchased in the open market. Such deferral amounts shall earn a return based solely on the performance of Holding Company Stock after such date. Dividends paid on Holding Company Stock shall be reinvested

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               in Holding Company Stock on or near the last trading day of the month which includes the dividend payment date. Notwithstanding any other provision in this Plan to the contrary, in no event shall any Participant deferrals be invested in Holding Company Stock if immediately after such proposed investment, the total number of shares of Holding Company Stock purchased by all current or former Participants in this Plan and the Mid America Federal Savings Bank Directors' Deferred Compensation Plan since January 1, 1997, would exceed 25,000 shares (as adjusted for stock splits or stock dividends). In such case, all deferrals, whether previously elected by a Participant to be invested in the Regular Deferral Sub-Account or the Stock Deferral Sub-Account, shall be invested in the Regular Deferral Sub-Account. Each Participant shall be entitled to direct the voting of shares allocated to his or her Stock Deferral Sub-Account.

          (d) Each Participant's respective sub-accounts as of each Determination Date shall consist of the balance of the Participant's sub-accounts as of the immediately preceding Determination Date, plus the Participant's elective deferred Compensation pursuant to Section 3.2(ii) since the immediately preceding Determination Date. The sub-accounts of each Participant shall be reduced by the amount of all distributions, if any, made from such account since the preceding Determination Date. The Retirement Interest Yield or Moody's, whichever is appropriate, shall be credited on the average daily balance of the Regular Deferral Sub-Account as of the Determination Date and since the last preceding Determination Date, but after the Deferred Benefit Account has been adjusted for any additions (including interest earnings) or distributions to be credited or deducted for each such day. Unrealized appreciation or depreciation shall be credited or charged to a Participant's Stock Deferral Sub-Account as of the Determination Date based on the increase or decrease in the value of Holding Company Stock since the last Determination Date.

     3.10 Vesting of Deferred Benefit Account.  Except as provided in Section
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          4.3, a Participant shall be 100 percent vested in his Deferred Benefit
          Account.

IV.  BENEFITS

     4.1  Return of Deferrals.  At the time a Participant executes an Agreement,
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          he may elect to receive a return of amounts deferred during the calendar year covered by the Agreement ("Return of Deferral"). A Return of Deferral election does not apply to the Company's allocation or to any interest credited on such deferrals in the Regular Deferral Sub-Account. Each such Return of Deferral shall be made in a lump sum from a Participant's Regular Deferral Sub-Account and Stock Deferral Sub-Account, five (5) years after the end of the year in which the deferrals are made. Payment shall be made on July 1 of the year in which the deferral is

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          returned. A Return of Deferral shall only be paid prior to a
          Participant's Termination of Service. Prior to the calendar year during which a Return of Deferral is to be made, the Participant may elect to defer payment of the Return of Deferral until his Normal Benefit Date with the consent of the Committee. Any Return of Deferral paid shall be deemed a distribution, and shall be deducted from the Participant's Regular Deferral Sub-Account and Stock Deferral Sub-Account.

     4.2  Retirement Benefit.  Subject to Section 4.8 below, upon a
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          Participant's Normal Benefit Date, he shall be entitled to receive (i)
          the number of shares of Holding Company Stock accumulated in his Stock Deferral Sub-Account; and (ii) the amount of his Regular Deferral Sub-Account determined under Section 3.9 using the Retirement Interest Yield as of the Determination Date coincident with or immediately following such date. The form of benefit payment shall be as provided in Section 4.8 and his Agreement. In such event, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan except benefits described in Section 4.6.

     4.3  Termination Benefit.  Upon Termination of Service of the Participant
          -------------------
          before his Normal Benefit Date for reasons other than his death, Disability or a Change in Control, the Company shall pay to the Participant in a lump sum within sixty (60) days following his Termination of Service, a benefit equal to (i) the number of shares of Holding Company Stock accumulated in his Stock Deferral Sub-Account; and (ii) the balance of his Regular Deferral Sub-Account other than accumulated interest. The Participant's remaining Regular Deferral Sub-Account shall continue, consisting of pre-Termination interest earnings on deferrals and Company allocations. The Company shall retain this remaining Regular Deferral Sub-Account as two (2) accounts, determined under Section 3.9 using two (2) different yields:

          (a)  Retirement Interest Yield; and
                                          ---
          (b)  Moody's.

          While retained by the Company, these two accounts shall each continue to accrue interest, determined under Section 3.9 using Moody's. The Company shall commence payment of the remaining Regular Deferral Sub-Account no later than one year after the Participant's Termination of Service. Valuation (a) plus interest accrued post-Termination shall be paid to the Participant or Beneficiary unless the Participant acts in competition with the Company, either individually, or as an employee of a competitor, on which event valuation (b) plus interest accrued post-Termination shall be paid to the Participant. Payments of this remaining Regular Deferral Sub-Account shall be made in lump sum. Upon such Termination of Service, the Participant shall immediately cease to be eligible for any other benefit provided for in Sections 4.1, 4.2, 4.4, 4.5 or 4.7 of this Plan.

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     4.4  Change in Control Benefit.  Upon Termination of Service of the
          -------------------------
          Participant within one year of a Change in Control of the Company, the Company shall pay in a lump sum to the Participant within 60 days of such termination, (i) the number of shares of Holding Company Stock accumulated in his Stock Deferral Sub-Account; and (ii) the balance of his the Regular Deferral Sub-Account as of the date of termination, determined under Section 3.9 using the Retirement Interest Yield.

     4.5  Death Prior to Termination of Service.  Upon the death of a
          -------------------------------------
          Participant prior to his termination of employment, the Beneficiary of the deceased Participant shall be entitled to receive a death benefit as provided in the 1987 Plan and the 1992 Plan. Unless otherwise determined by the original provisions of the 1987 Plan and the 1992 Plan, such death benefits shall be equal to:

          the greater of:

          (a) the initial contribution to the Regular Deferral Sub-Account made under section 3.2(i) which is attributable to the 1987 Plan, as increased in accordance with Section 3.9 for interest earned based on the Retirement Interest Yield for the period up through the date of death; or

          (b) the Participant's Total Expected Deferrals under the 1987 Plan multiplied by a factor of five;

          plus the greater of:

          (c) the initial contribution to the Regular Deferral Sub-Account made under section 3.2(i) which is attributable to the 1992 Plan, as increased in accordance with Section 3.9 for interest earned based on the Retirement Interest Yield for the period up through the date of death; or

          (d) the Participant's Total Expected Deferrals under the 1992 Plan multiplied by a factor of five, but not to exceed $500,000;


          In addition to the death benefit described above, upon the death of a Participant prior to his termination of employment, the Beneficiary of the deceased Participant shall be entitled to receive the balance of the Participant's Stock Deferral Sub-Account plus the balance of the Participant's Regular Deferral Sub-Account as reduced by the sum of the amounts amount determined under (a) and (c) above.

          Payment of a Participant's Deferred Benefit Account shall be in accordance with the form of benefit payment elected by the Participant in his Agreement. If a Participant elected to have his Deferred Benefit Account paid out in installment

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          payments, his Regular Deferral Sub-Account will be credited, during the period in which installment payments are being made, with an interest rate fixed at the Retirement Interest Yield in effect at the date of the Participant's death.

     4.6  Death Subsequent to Termination of Service.  Upon the death of a
          ------------------------------------------
          Participant subsequent to his Termination of Service, the Beneficiary of the deceased Participant shall receive the Participant's remaining Deferred Benefit Account. Payment of a Participant's remaining Deferred Benefit Account shall be in accordance with the form of benefit payment elected by the Participant in his Agreement. If a Participant elected to have his remaining Deferred Benefit Account paid out in installment payments, his Regular Deferral Sub-Account will be credited, during the period in which installment payments are being made, with an interest rate fixed at the Retirement Interest Yield in effect at the date of the Participant's death.

     4.7  Disability.  In the event of Disability prior to Termination of
          ----------
          Service, which first manifests itself after the Effective Date of his Agreement and prior to his Normal Benefit Date, a disabled Participant shall receive a benefit equal to the remaining balance, if any, of the Participant's Stock Deferral Sub-Account and Regular Deferral Sub-Account determined under Section 3.9 using the Retirement Interest Yield. Such benefit shall be paid until the earliest of the following events: (i) there is no longer any balance in his Deferred Benefit Account; (ii) the Participant ceases to be disabled and resumes employment with the Company; (iii) the Participant dies. A disability benefit shall be paid in monthly installments and shall be equal to the amount a Participant would have received had he retired on the date of Disability and elected a 15-year payout. The Committee, in its sole discretion, may accelerate the payment of any disability benefit payable under this Section. Disability benefits shall be treated as distributions from a Participant's Deferred Benefit Account.

     4.8  Form of Retirement Benefit Payment.
          ----------------------------------

          (a) Upon the happening of an event described in Section 4.2, the Company shall pay to the Participant the amount specified therein in one of the following forms as elected by Participant in his
               Agreement:

               (i) Monthly installments payable in equal amounts over a period not to exceed fifteen (15) years and payable out of both the Stock Deferral Sub-Account and Regular Deferral Sub-Account in proportion to the respective balances of such accounts. Interest on the unpaid principal balance equal to the applicable Retirement Interest Yield will be added to the Regular Deferral Sub-Account on each Determination Date; or

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               (ii) A lump sum payment within sixty (60) days of the
                    Participant's Normal Benefit Date.

          (b) Upon a written request to change the form of payment, filed by the Participant with the Committee at least one year prior to the commencement of benefits under the Plan, the Committee may, in its sole discretion, pay out a benefit in one of the forms set forth above.

     4.9  Withholding; Employment Taxes.  To the extent required by the law in
          -----------------------------
          effect at the time payments are made, the Company shall withhold any taxes required to be withheld by any Federal, state or local government. Subject to any limitation which the Committee may in its discretion impose, the Participant shall be entitled to elect to have withheld, shares having a fair market value equal to the taxes required to be withheld from amounts otherwise distributable from his Stock Deferral Sub-Account in satisfaction of any such withholding.

     4.10 Commencement of Payments.  Unless otherwise provided, commencement of
          ------------------------
          payments under this Plan shall be within sixty (60) days following receipt of notice by the Committee of an event which entitles a Participant or a Beneficiary to payments under this Plan, or at such earlier date as may be determined by the Committee. All payments shall be made as of the first day of the month.

     4.11 Recipients of Payments; Designation of Beneficiary.  All payments to
          --------------------------------------------------
          be made by the Company under the Plan shall be made to the Participant during his lifetime, provided that if the Participant dies prior to the completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this Section 4.11. Unless the Participant files a written notice of a different Beneficiary designation with the Committee, the Participant's Beneficiary shall be the Beneficiary designated in the Company's Profit Sharing Trust. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Company requires and may include contingent beneficiaries. The Participant may from time to time change the designated Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

V.        CLAIMS FOR BENEFITS PROCEDURE

     5.1  Claim for Benefits.  Any claim for benefits under the Plan shall be
          ------------------
          made in writing to any member of the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than 60 days after receipt of the claim, notify the

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          claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

          (a)  The specific reason or reasons for denial of the claim;

          (b) A reference to the relevant Plan provisions upon which the denial is based;

          (c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

          (d)  An explanation of the Plan's claim review procedure.

          If no such notice is provided, the claim shall be deemed granted.

     5.2  Request for Review of a Denial of a Claim for Benefits.  Upon the
          ------------------------------------------------------
          receipt by the claimant of written notice of denial of the claim, the claimant may within 90 days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his claim, he may review relevant documents and may submit issues and comments in writing.

     5.3  Decision Upon Review of Denial of Claim for Benefits.  The Committee
          ----------------------------------------------------
          shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to 120 days. Such decision shall:

          (a)  Include specific reasons for the decision;

          (b) Be written in a manner calculated to be understood by the claimant; and

          (c) Contain specific references to the relevant Plan provisions upon which the decision is based.

          The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

VI.  ADMINISTRATION

     6.1  Plan Committee.  The Plan shall be administered by the Administrative/
          --------------
          Compensation Committee (the "Plan Committee") of the Board of Directors; provided, however that the Board of Directors shall be entitled to take any action for or on behalf of the Plan Committee. Members of the Plan Committee or agents of the Plan Committee may be Participants under the Plan.

     6.2  General Rights, Powers, and Duties of Plan Committee.  The Plan
          ----------------------------------------------------
          Committee shall be the Plan Administrator and it shall be responsible for the management, operation, and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have the following powers and duties:

          (a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

          (b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

          (c) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

          (d) To construe and interpret the Plan and to resolve all questions arising under the Plan;

          (e) To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

          (f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company; and

          (g) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.

     6.3  Information to be Furnished to Committee.  The Company shall furnish
          ----------------------------------------
          the Plan Committee such data and information as it may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, years of service, personal data, and compensation reductions. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents as the Committee requests.

     6.4  Responsibility.  No member of the Committee or of the Board of
          --------------
          Directors of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

VII.  AMENDMENT AND TERMINATION

      7.1  Amendment. The Plan may be amended in whole or in part by the Holding
           ---------
           Company at any time. Notice of any such amendment shall be given in writing to the Plan Committee and to each Participant and each beneficiary of a deceased Participant. No amendment shall decrease the value of a Participant's Deferred Benefit Account.

      7.2  Company's Right to Terminate.  The Holding Company reserves the sole
           ----------------------------
           right to terminate the Plan and/or any Agreements pertaining to the Participant at any time after the Plan Effective Date and prior to the commencement of payment of his benefits. In the event of any such termination, the Participant shall be entitled to the amount of his Stock Deferral Sub-Account determined under Section 3.9, and his Regular Deferral Sub-Account, determined under Section 3.9 using the Retirement Interest Yield as of the date of termination of the Plan and/or his Agreement.

      7.3  Action by Company.  Any amendment or other action of the Holding
           -----------------
           Company pursuant to this Article VII shall be taken by the Board of Directors or the Plan Committee, or by any person authorized by the Board of Directors or the Committee to take such action on behalf of the Holding Company.

VIII. MISCELLANEOUS

      8.1  No Implied Rights; Rights on Termination of Service.  Neither the
           ---------------------------------------------------
           establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

      8.2  No Right to Company Assets.  Neither the Participant nor any other
           --------------------------
           person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. The Company may, in its discretion, establish or maintain a grantor trust for the purpose of holding assets to assist the Company in discharging its obligations hereunder. Any benefits which become payable hereunder shall be paid from such trust or the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company, including amounts held in any grantor trust. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company, or any such trust, shall be sufficient to pay any benefit to any person.

     8.3  No Employment Rights.  Nothing herein shall constitute a contract of
          --------------------
          employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the Compensation payable to the Participant.

     8.4  Protective Provisions.   In the event of the Participant's suicide
          ---------------------
          during the first two (2) years of his participation, then no death benefits will be payable to the Participant under the Plan in excess of the balance of the Participant's Stock Deferral Sub-Account plus the balance of the Participant's Regular Deferral Sub-Account, or in the Committee's sole discretion, such death benefits may be payable in a reduced amount.

     8.5  Non-assignability.  Neither the Participant nor any other person shall
          -----------------
          have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

     8.6  Gender and Number.  Wherever appropriate herein, the masculine may
          -----------------
          mean the feminine and the singular may mean the plural or vice versa.

     8.7  Notice.  Any notice required or permitted to be given under the Plan
          ------
          shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Plan Administrator. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

     8.8  Governing Laws.  To the extent not preempted by Federal law, the Plan
          --------------
          shall be construed and administered according to the laws of the State of Illinois.

     8.9  Holding Company Payments.  In the event that the benefits due under
          ------------------------
          this Plan to any Participant or Beneficiary from the Company are not timely paid by the Company, such benefits shall be promptly paid by the Holding Company.


     WITNESS WHEREOF, the Holding Company and the Company have adopted this Mid America Federal Savings Bank EXECUTIVE DEFERRED COMPENSATION PLAN as of January 1, 1997.



                         MID AMERICA FEDERAL SAVINGS BANK


                         By: /s/ Allen H. Koranda
                            -----------------------------------------------


                         Its: Chief Executive Officer
                              ---------------------------------------------



                         MAF BANCORP, INC.


                         By: /s/ Jerry A. Weberling
                            -----------------------------------------------


                         Its:  Executive Vice President and Chief Financial
                               --------------------------------------------
                               Officer
                               -------